Exhibit 10.19

Summary of the Registrant’s Compensatory Arrangements with Executive Officers

Name and Title	Base Salary
Paul Sagan President and CEO-Elect	$525,000
J. Donald Sherman Senior Vice President – CFO-Elect	$415,000
George Conrades Executive Chairman	$70,000	[1]
Melanie Haratunian Senior Vice President and General Counsel	$325,000
Robert Hughes Executive Vice President – Global Sales, Services and Marketing	$415,000
Tom Leighton Chief Scientist	$20,000

[1]	Reflects cash compensation for serving as Executive Chairman of the Board of Directors